EXHIBIT 3



                            RESIGNATION AS A DIRECTOR



Hubei Pharmaceutical Group, Ltd.
Suite 1650, 1177 West Hastings Street
Vancouver, BC V6E 2K3


To the Board of Directors:


I, the undersigned, MARK GLUSING, hereby resign as Director and President of Hubei Pharmaceutical Group, Ltd., effective immediately.


Signed at Vancouver this 2nd day of April 2003.




/s/ Mark Glusing
---------------------------------
Mark Glusing


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                            RESIGNATION AS A DIRECTOR



Hubei Pharmaceutical Group, Ltd.,
Suite 1650, 1177 West Hastings Street
Vancouver, BC V6E 2K3


To the Board of Directors:


I, the undersigned, CECIL MORRIS, hereby resign as Director and Corporate Secretary of Hubei Pharmaceutical Group, Ltd., effective immediately.


Signed at Cape Town, South Africa this 2nd day of April 2003.




/s/ Cecil Morris
---------------------------------
Cecil Morris


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